Exhibit 99.3


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                      Windmill Master Fund L.P.
                                       2nd Floor, Harbour Centre
                                       Georgetown, Grand Cayman
                                       Cayman Islands


Date of Event Requiring Statement:     05/22/08
Issuer and Ticker Symbol:              Energy XXI (Bermuda) Limited (EXXI)
Relationship to Issuer:                10% Owner
Designated Filer:                      Duquesne Capital Management, L.L.C.


TABLE I INFORMATION

Title of Security:                     Common Stock, par value $0.001 per share
Transaction Date                       05/22/08
Transaction Code                       S
Amount of Securities                   102,629
Securities Acquired (A) or
  Disposed of (D)                      D
Price                                  $7.37 per share
Amount of Securities Beneficially
  Owned Following Reported
  Transactions                         14,946,172
Ownership Form:                        D
Nature of Indirect Beneficial
  Ownership:                           n/a


TABLE II INFORMATION

None.